Exhibit 10.1

AMENDMENT NO. 5 TO SENIOR SECURED TERM LOAN FACILITY AGREEMENT

AMENDMENT NO. 5 TO SENIOR SECURED TERM LOAN FACILITY AGREEMENT (this “Amendment”), dated as of March 24, 2016, is made with reference to that certain Senior Secured Term Loan Facility Agreement dated as of February 15, 2013 by and among Ocwen Loan Servicing, LLC, a Delaware limited liability company (the “Borrower”), Ocwen Financial Corporation, a Florida corporation (the “Parent”), certain subsidiaries of the Parent (the “Subsidiary Guarantors”), the Lenders party thereto, and Barclays Bank PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”) (as amended by Amendment No. 1 to Senior Secured Term Loan Facility Agreement and Amendment No. 1 to Pledge and Security Agreement, dated as of September 23, 2013, as further amended by Amendment No. 2 to Senior Secured Term Loan Facility Agreement, dated as of March 2, 2015, as further amended by Amendment No. 3 to the Senior Secured Term Loan Facility Agreement, dated as of April 17, 2015, as further amended by Amendment No. 4 to Senior Secured Term Loan Facility Agreement and Amendment No. 2 to Pledge and Security Agreement, dated as of October 16, 2015, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

RECITALS

The Borrower has requested that the Required Lenders and the Administrative Agent agree to amend certain provisions of the Credit Agreement, in accordance with the requirements of Section 10.05 of the Credit Agreement, and the Required Lenders and the Administrative Agent are willing to so agree subject to the terms and conditions contained in this Amendment.

Subject to the terms and conditions set forth herein, on the Amendment No. 5 Effective Date (as defined below), each Lender delivering an executed signature page to this Amendment to the Administrative Agent at or prior to 5:00 p.m., New York City time, on March 24, 2016 (each a “Consenting Lender”) has consented to this Amendment and the amendments set forth herein.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Required Lenders and the Administrative Agent hereby agree as follows:

1.             Amendments to the Credit Agreement. The Credit Agreement is, effective as of the Amendment No. 5 Effective Date, hereby amended as follows:

(a)          The definition of “LTV Ratio” in Section 1.01 of the Credit Agreement is amended by adding the following proviso immediately before the period at the end of the first sentence of such definition; provided that the foregoing calculations in clause (ii) shall not include any assets that have a negative value

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(b)          The definitions of “Specified MSR Value” and “Specified Net Servicing Fees” are amended in their entireties to read as follows:

“Specified MSR Value” means the sum of (i)(A) the value of all MSRs of Parent, the Borrower and their respective Subsidiaries that are pledged pursuant to an MSR Facility, less (B) the aggregate outstanding amounts under such MSR Facility and (ii) the value of all Specified MSRs of Parent, the Borrower and their respective Subsidiaries, in each case as such value is determined by an independent third party valuation firm, such as the Mortgage Industry Advisory Corporation or a comparable firm reasonably acceptable to the Administrative Agent. For the avoidance of doubt, “Specified MSR Value” shall not include the value of any Specified Deferred Servicing Fees.

(c)          “Specified Net Servicing Advances” means the amount of (i) the sum of (A) the book value of all Servicing Advances (including, but not limited to, all Unencumbered Servicing Advances) and (B) all deferred servicing fees that are pledged pursuant to any Servicing Advance Facility, less (ii) the aggregate outstanding amounts under any Servicing Advance Facility.

(d)          The definitions of “Interest Coverage Ratio”, “Consolidated Tangible Net Worth” and “Consolidated Total Debt” in Section 1.01 of the Credit Agreement are hereby deleted in their entirety.

(e)          The following is added as Section 2.12(f) of the Credit Agreement:

(f)          The Borrower shall make a prepayment on the Loans in an amount equal to $6,333,333 on each of May 31, 2016, July 29, 2016 and September 30, 2016. For the avoidance of doubt, failure to comply with this Section 2.12(f) shall be an immediate Event of Default under Section 8.01(a)(i) of the Credit Agreement.

(f)           The first sentence of Section 2.22(a) of the Credit Agreement is amended in its entirety to read as follows:

The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more new term loan commitments which may be in the form of a new Series of New Term Loans or an increase to the amount of Initial Term Loans or any then outstanding Series of New Term Loans (such new term loan commitments or increase the “New Term Loan Commitments”), by an amount not in excess of the greater of (x) $300,000,000 in the aggregate and (y) such amount that, both before and after giving effect to the making of any Series of New Term Loans or increase in Initial Term Loans, the LTV Ratio does not exceed a percentage equal to 35%, in each case, not less than $50,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent), and integral multiples of $10,000,000 in excess of that amount.

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(g)          Section 4.24(b) of the Credit Agreement is hereby amended by adding the following at the end thereof: except to the extent they are pledged pursuant to a Servicing Advance Facility that satisfies the applicable requirements set forth in clause (i) of Section 4.24(a)

(h)          Section 4.24(c) of the Credit Agreement is hereby amended by adding the following at the end thereof: except to the extent provided in clause (i) of the definition of Specified MSR Value

(i)           Section 6.01(o) of the Credit Agreement is amended in its entirety to read as follows:

(o)          Junior Indebtedness of Parent or its Subsidiaries; provided that (i) no Default or Event of Default shall exist before or after giving effect to the incurrence of such Indebtedness and (ii) on a pro forma basis after giving effect to the incurrence of such Junior Indebtedness and any Permitted Acquisitions consummated with the proceeds of such Indebtedness (calculated in accordance with Section 6.07(e)) as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Lenders pursuant to Section 5.01(b) or (c)), the Parent and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.07;

(j)           Section 6.04(b) of the Credit Agreement is hereby deleted in its entirety, and replaced with the following:

(ii)          The Borrower or Parent may purchase stock or options of the Parent to the extent permitted under Section 6.17;

(k)          Section 6.04(c)(iii) of the Credit Agreement is hereby deleted in its entirety.

(l)           Section 6.04(e) of the Credit Agreement is hereby deleted in its entirety.

(m)         Sections 6.07(a), (b), (c) and (d) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

(a)          [Reserved].

(b)          [Reserved].

(c)          [Reserved].

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(d)          LTV Ratio. Permit the LTV Ratio as of the last day of any Fiscal Quarter to exceed 40%

(n)          Article VI of the Credit Agreement is amended to add the following Section 6.17 at the end thereof:

  Section 6.17 Repurchases, etc. Directly or indirectly purchase or redeem any stock or options of Parent or purchase, prepay, redeem or defease any of the 6.625% Senior Notes due 2019 issued by the Parent under the Indenture dated as of May 12, 2014 between Parent and The Bank of New York Mellon Trust Company, N.A. provided that Parent or the Borrower may (a) purchase or redeem any such stock or options in an aggregate amount not exceeding the sum of (i) $20,000,000 plus (ii) the product of the Prepayment Increment (as defined below) multiplied by $20,000,000 and (b) purchase, prepay, redeem or defease any of such Senior Notes in an aggregate amount not exceeding the sum of (i) $30,000,000 plus (ii) the product of the Prepayment Increment multiplied by $30,000,000.  For purposes of the foregoing, “Prepayment Increment” means the quotient (rounded down, if necessary, to a whole number) of the aggregate amount of prepayments of the Loans pursuant to Section 2.11 and/or Section 2.12 made after March 28, 2016 divided by $50,000,000.

(o)          The Compliance Certificate (Exhibit C to the Credit Agreement) is hereby amended in its entirety and replaced with the form attached hereto as Annex A.

2.             Conditions.

(a)          This Amendment shall become effective on the date (such date, if any, the “Execution Date”) the Administrative Agent (or its counsel) shall have received from the Required Lenders, the Borrower and the Loan Parties either (i) a counterpart of this Amendment signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or pdf transmission of a signed signature page of this Amendment) that such Person has signed a counterpart of this Amendment; provided that Section 1 of this Amendment shall not be operative until each of the conditions set forth in Section 2(b) have been satisfied;

(b)          Section 1 of this Amendment shall, following the Execution Date, become operative on the date (such date, if any, the “Amendment No. 5 Effective Date”) on which each of the following conditions have been satisfied (provided that if such conditions are not satisfied on or prior to March 28, 2016, this Amendment shall terminate and no longer be in effect):

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(1)          the Administrative Agent shall have received a certificate of an Authorized Officer of the Parent certifying that immediately before and after giving effect to this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties (x) of each Loan Party set forth in the Loan Documents and (y) in Section 3 of this Amendment, in each case, are true and correct in all material respects as of the Amendment No. 5 Effective Date (or in the case of Section 4.24 of the Credit Agreement with respect to Schedules 1.01(e)(A) and 1.01(e)(B), as of the date of the most recent delivery prior to the Amendment No. 5 Effective Date of updated Schedules 1.01(e)(A) and 1.01(e)(B) pursuant to Section 5.01(m) of the Credit Agreement); it being understood that, to the extent that any such representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date and any such representation and warranty that is qualified as to “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein); and

(2)          the Borrower shall have paid to the Administrative Agent (x) all fees in the amounts previously agreed in writing and in accordance with Section 5 below to be paid on the Amendment No. 5 Effective Date, including, without limitation, the arrangement fee as separately agreed to between the Borrower and Barclays Bank PLC, (y) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including, without limitation the fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment and (z) for the ratable account of each Consenting Lender, an amount equal to 1.00% of the outstanding principal amount of such Consenting Lender’s Loans on the Amendment No. 5 Effective Date).

The effectiveness of this Amendment (other than Sections 6, 7 and 8 hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section 3 hereof.

3.             Representations and Warranties. In order to induce the Lenders party hereto to enter into this Amendment, the Parent and each other Loan Party hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a)         This Amendment has been duly authorized, executed and delivered by the Loan Parties and constitutes the legal, valid and binding obligations of each of the Loan Parties enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)        On and as of the Amendment No. 5 Effective Date (before and after giving effect to this Amendment), each of the representations and warranties made by the Parent and any other Loan Party contained in Article IV of the Credit Agreement and each other Loan Document is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on and as of the Amendment No. 5 Effective Date (before and after giving effect to this Amendment), as if made on and as of such date and except to the extent that such representations and warranties specifically relate to an earlier date); and

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(c)          No Default or Event of Default has occurred and is continuing.

4.             Credit Agreement. The Credit Agreement and the other Loan Documents shall in all other respects remain in full force and effect, and no amendment, consent, waiver, or other modification herein in respect of any term or condition of any Loan Document shall be deemed to be an amendment, consent, waiver, or other modification in respect of any other term or condition of any Loan Document. Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents.

5.             Fees and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the reasonable and documented fees and expenses of Cahill Gordon & Reindel LLP), if any, in accordance with the terms of Section 10.02 of the Credit Agreement.

6.             Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

7.             Loan Document. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.

8.             Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.             Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

10.           Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BARCLAYS BANK PLC,
as Administrative Agent and the Collateral Agent

By:	/s/ Jeremy Hazan
Name: Jeremy Hazan
Title: Managing Director

ACKNOWLEDGED AND AGREED TO BY:

OCWEN LOAN SERVICING, LLC, as Borrower

By:	/s/ Michael R. Bourque, Jr.
Name:	Michael R. Bourque, Jr.
Title:	Chief Financial Officer

OCWEN FINANCIAL CORPORATION, as Parent

By:	/s/ Michael R. Bourque, Jr.
Name:	Michael R. Bourque, Jr.
Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS:

OCWEN MORTGAGE SERVICING, INC.

By:	/s/ Michael R. Bourque, Jr.
Name:	Michael R. Bourque, Jr.
Title:	Chief Financial Officer

HOMEWARD RESIDENTIAL HOLDINGS, INC.

By:	/s/ John V. Britti
Name:	John V. Britti
Title:	Chief Financial Officer

HOMEWARD RESIDENTIAL, INC.

By:	/s/ John V. Britti
Name:	John V. Britti
Title:	Chief Financial Officer

AUTOMOTIVE CAPITAL SERVICES, INC.

By:	/s/ Thomas F. Gilman
Name:	Thomas F. Gilman
Title:	President